                                                                    EXHIBIT 99.2

2001 EPS REVISION                                                 [VERIZON LOGO]

o        REVENUE                                                 ($0.15 - $0.16)

o        EXPENSE OFFSETS                                              $0.10
         -        Non Wage Decreases
         -        Equivalent Headcount Decreases
         -        Increase in Installation & Repair Productivity
         -        Decrease in Installation & Repair Rework

o        EPS IMPACT VS. ORIGINAL PLAN                            ($0.05 - $0.06)



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

REVISED QUARTERLY 2001 EPS                                        [VERIZON LOGO]

                                      EPS                       GROWTH
                                      ---                       ------
1ST Q (ACTUAL)                       $0.72                        4.3%
2ND Q (ACTUAL)                       $0.77                        6.9%
3RD Q  (EST.)                    $0.77 - $0.80                 5.4%- 9.0%
4TH Q  (EST.)                    $0.81 - $0.83                 5.1%- 7.7%

FULL YEAR (TARGET)               $3.07 - $3.12                 5.4%- 7.2%



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

2001 OUTLOOK - REVISED                                            [VERIZON LOGO]
REVENUE GROWTH TARGETS

                  '00 ACTUAL
TELECOM             $43.3B         1.0% - 1.5%
WIRELESS            $14.2B         19% (2000)
INFO SVCS           $4.1B          4% - 5%
INTERNATIONAL       $2.0B          23% - 25%
CONSOLIDATED        $63.4B         5% - 6%

2001 OUTLOOK                                                      [VERIZON LOGO]
EXPENSE TARGETS


                  '00 ACTUAL
TELECOM             $33.3B         (.5%) TO 1%
WIRELESS            $12.5B         18% (2000)
INFO SVCS           $2.1B          (.5%) TO FLAT
INTERNATIONAL       $1.7B          26% - 28%
CONSOLIDATED        $49.0B         3% - 4%

2001 OUTLOOK                                                      [VERIZON LOGO]
OPERATING INCOME GROWTH TARGETS


                    '00 ACTUAL
TELECOM             $10.1B        5% - 6%
WIRELESS            $1.8B         25% (2000)
INFO SVCS           $2.0B         8% - 9%
INTERNATIONAL       $.3B          6% - 7%
CONSOLIDATED        $14.4B        9% - 10%



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